Exhibit 5.2

Jones Day

120, rue du Faubourg St. Honoré

75008 Paris

France

March 15, 2010

sanofi-aventis

174 avenue de France

75013 Paris, France

Re: Registration Statement on Form F-3 Filed by sanofi-aventis

Ladies and Gentlemen:

We have acted as special United States counsel for sanofi-aventis, a French société anonyme (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of debt securities of the Company (the “Debt Securities”) in one or more series, as contemplated by the Registration Statement on Form F-3 as filed with the United States Securities and Exchange Commission (the “Commission”), to which this opinion has been filed as an exhibit (the “Registration Statement”). The Debt Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Debt Securities, when authenticated by the Trustee in accordance with the Indenture (each as defined below), issued and sold in accordance with the Registration Statement and delivered to the purchaser or purchasers thereof against receipt by the Company of lawful consideration therefor, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Debt Securities thereunder); (ii) a prospectus supplement describing each series of Debt Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each series of Debt Securities will have been established in accordance with all requisite corporate action and applicable law, including French law; (iv) the Company will issue and deliver the Debt Securities in the manner contemplated by the Registration Statement; (v) all Debt Securities will be issued in compliance with applicable federal and state securities laws; and (vi) any Indenture (as defined below) will be governed by and construed in accordance with the laws of the State of New York.

With respect to any Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to an indenture that has been executed and delivered by the Company and the applicable trustee (the “Trustee”), in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the applicable trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

The opinion expressed herein is limited to the laws of the State of New York as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction, including in particular the laws of France.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Jones Day under the caption “Validity of Securities” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day